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As filed with the Securities and Exchange Commission on December 29, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The New York Times Company
(Exact Name of Registrant as Specified in its Charter)

New York (State or other Jurisdiction of Incorporation or Organization)	13-1102020 (I.R.S. Employer Identification No.)

620 Eighth Avenue
New York, New York 10018
(212) 556-1234
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

KENNETH A. RICHIERI, ESQ.
Senior Vice President, General Counsel and Secretary
The New York Times Company
620 Eighth Avenue
New York, New York 10018
(212) 556-1234
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
HOWARD A. KENNY, ESQ.
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
(212) 309-6000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:
From time to time after the effective date of this registration statement, as determined by market conditions.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(2)

Class A common stock; preferred stock; debt securities; warrants; depositary shares; stock purchase contracts and stock purchase units

(1)
An unspecified aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

        THE NEW YORK TIMES COMPANY
Class A Common Stock, Preferred Stock, Debt Securities
Warrants, Depositary Shares,
Stock Purchase Contracts and Stock Purchase Units

        We, from time to time, may offer, issue and sell, together or separately:

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  shares of our Class A common stock;

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  shares of our preferred stock;

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  debt securities, which will be our senior debt securities;

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  warrants to purchase our debt securities, shares of our Class A common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

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  depositary shares representing an interest in our preferred stock;

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  stock purchase contracts to purchase shares of our Class A common stock, or preferred stock; and

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  stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities or any combination of the foregoing, securing the holder's obligation to purchase our Class A common stock or preferred stock under the stock purchase contracts.

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "NYT."

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide you with the specific terms of the securities to be offered in one or more supplements to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section titled "Plan of Distribution" below. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

        Investing in our securities involves risks. You should carefully consider the risks set forth under the caption "Risk Factors" in our periodic reports referred to in the "Documents Incorporated By Reference" section in this prospectus, as well as any additional risk factors that may be contained in the relevant prospectus supplement to this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 29, 2008

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a shelf registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus.

        This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by a prospectus supplement that describes the specific terms of these securities and the specific manner in which they may be offered. You should carefully read the prospectus supplement and this prospectus and the documents incorporated by reference into the prospectus supplement and this prospectus before making your investment decision. The incorporated documents are described in this prospectus under "Where You Can Find More Information" and "Documents Incorporated By Reference."

        You should rely on the information provided in this prospectus and in any prospectus supplement, including the documents incorporated by reference. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any supplement to this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise requires or as otherwise indicated, when we refer to "The New York Times Company," we mean the corporation by that name, and when we refer to the "Company," "we," "us" or "our" in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean The New York Times Company and its consolidated subsidiaries.

THE NEW YORK TIMES COMPANY

        The New York Times Company was incorporated on August 26, 1896, under the laws of the State of New York. We are a diversified media company that currently includes newspapers, Internet businesses, a radio station, investments in paper mills and other investments.

        We classify our businesses based on our operating strategies into the following two segments:

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  News Media Group, consisting of The New York Times Media Group, which principally includes The New York Times, NYTimes.com, the International Herald Tribune, IHT.com, WQXR-FM and related businesses; the New England Media Group, which principally includes The Boston Globe, Boston.com, the Worcester Telegram & Gazette and related businesses; and the Regional Media Group, which includes 15 daily newspapers, other print publications and their related digital operations.

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  About Group, consisting of the Web sites of About.com, ConsumerSearch.com, UCompareHealthCare.com and Caloriecount.about.com.

        Additionally, we own equity interests in a Canadian newsprint company and a supercalendered paper manufacturing partnership in Maine; New England Sports Ventures, LLC, which owns the Boston Red Sox, Fenway Park and adjacent real estate, approximately 80% of New England Sports Network (the regional cable sports network) and 50% of Roush Fenway Racing, a leading NASCAR team; 49% of Metro Boston LLC, which publishes a free daily newspaper in the Greater Boston area; and quadrantONE LLC, a consortium online advertising network that sells bundled premium, targeted display advertising from local newspapers Web sites and other affiliates.

        Our principal executive office is at 620 Eighth Avenue, New York, NY, 10018 and our telephone number is (212) 556-1234. Our Web site is http://www.nytco.com. Information on our Web site is not incorporated by reference into this prospectus and therefore is not part of this prospectus.

 RISK FACTORS

        You should carefully consider the specific risks set forth under the caption "Risk Factors" in our periodic reports described to in "Documents Incorporated By Reference" below and, if included in a prospectus supplement, under the caption "Risk Factors" in the prospectus supplement.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that relate to future events or our future financial performance. We may also make written and oral forward-looking statements in our SEC filings and otherwise. We have tried, where possible, to identify such statements by using words such as "believe," "expect," "intend," "estimate," "anticipate," "will," "project," "plan" and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon our then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in any forward-looking statements. You should bear this in mind as you consider forward-looking statements. Factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results include those described in the section titled "Risk Factors" above as well as other risks and factors identified from time to time in our SEC filings.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement under the Securities Act relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov.

 DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until the offering under this prospectus is completed:

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  Annual Report on Form 10-K for the fiscal year ended December 30, 2007, filed with the SEC on February 26, 2008;

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  Quarterly Report on Form 10-Q for the quarter ended March 30, 2008, filed with the SEC on May 7, 2008;

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  Quarterly Report on Form 10-Q for the quarter ended June 29, 2008, filed with the SEC on August 6, 2008;

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  Quarterly Report on Form 10-Q for the quarter ended September 28, 2008, filed with the SEC on November 7, 2008;

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  Current Reports on Form 8-K, filed with the SEC on February 12, 2008, March 17, 2008, September 8, 2008 and October 23, 2008 (as to Item 5.02 only), and amended Form 8-K filed with the SEC on December 2, 2008; and

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  The description of our Class A common stock contained in our Registration Statement on Form 10 filed under Section 12 of the Exchange Act on April 28, 1967, including any amendment or report filed for the purpose of updating such description.

        Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. Any statement made in a document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement made in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of our filings, at no cost, by writing or telephoning us at the following address:

        The New York Times Company
        620 Eighth Avenue
        New York, NY 10018
        (212) 556-1234
         http://www.nytco.com
        Attn: Office of the Secretary

 USE OF PROCEEDS

        We intend to use the net proceeds received from any offering of these securities for general corporate purposes, which may include the reduction of indebtedness, possible acquisitions and any other purposes that we may describe in a prospectus supplement. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS
TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

	For the Nine Months Ended September 28,		For the Years Ended
			December 30, 2007		December 31, 2006		December 25, 2005	December 26, 2004	December 28, 2003
	2008
Ratio of earnings to fixed charges	—	(1)	3.75	(2)	—	(3)	6.22	8.11	8.65

Ratio of earnings to fixed charges and preferred stock dividends(4)	—	(1)	3.75	(2)	—	(3)	6.22	8.11	8.65

(1)
Earnings were inadequate to cover fixed charges by approximately $132 million for the nine months ended September 28, 2008, mainly as a result of an estimated non-cash impairment charge of approximately $160 million for the New England Media Group recorded in the third quarter of 2008.

(2)
We adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 on January 1, 2007 (see Note 10 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 30, 2007). Our policy is to classify interest expense recognized on uncertain tax positions as income tax expense. We have excluded interest expense recognized on uncertain tax positions from the Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

(3)
Earnings were inadequate to cover fixed charges by approximately $573 million for the year ended December 31, 2006, as a result of a non-cash impairment charge of approximately $814 million.

(4)
We have authority to issue up to 200,000 shares of preferred stock, par value $1.00 per share; however, as of the dates for which information is presented in the above table no shares were outstanding and we did not have a preferred stock dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges.

 DESCRIPTION OF SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of the Class A common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase contracts and stock purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered, including the specific types, amounts, prices and detailed terms of any of these securities.

DESCRIPTION OF CAPITAL STOCK

        The summary below and that contained in any prospectus supplement are not complete and are qualified in their entirety by reference to our certificate of incorporation and by-laws, each as amended. The terms of these securities also may be affected by the New York Business Corporation Law.

Description of Class A Common Stock

        Our authorized common stock consists of 300,000,000 shares of Class A common stock, par value $0.10 per share and 825,634 shares of Class B common stock, par value $0.10 per share. As of November 30, 2008, there were 142,965,350 shares of Class A common stock and 825,634 shares of Class B common stock issued and outstanding.

        The shares of Class A common stock are listed on the New York Stock Exchange under the symbol "NYT". BNY Mellon Shareowner Services is the transfer agent and registrar of the shares of common stock.

        The shares of Class A common stock, when issued against full payment of the purchase price, will be fully paid and nonassessable (except to the extent provided in Section 630 of the New York Business Corporation Law).

        Our Class A common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of Class A common stock have no preemptive rights to subscribe for any additional securities that we may issue. The holders of Class A common stock are entitled to receive dividends, if any, as and when declared from time to time by our Board of Directors out of funds legally available for distribution. Upon our liquidation, dissolution or winding up of our affairs, the holders of Class A common stock will be entitled to participate equally and ratably, with the holders of our Class B common stock, in proportion to the number of shares held, in our net assets available for distribution to holders of common stock.

        The holders of the Class A common stock are entitled to one vote for each share thereof held by them in the election of 30% of the Board of Directors proposed to be elected at any meeting of stockholders held for that purpose (or the nearest larger whole number if such percentage is not a whole number), voting separately and as a class. The holders of Class B common stock are entitled to one vote for each share held by them in the election of the balance of the Board of Directors, voting separately and as a class. The holders of our Class A common stock and the holders of our Class B common stock are entitled to one vote for each share thereof, voting together and not as separate classes, upon:

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  the reservation of any shares of capital stock for options granted or to be granted to our officers, directors or employees;

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  the acquisition of the stock or assets of any other company in the following circumstances:

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  If any officer, director or holder of 10% or more of any class of shares of our voting securities has an interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction;

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    If the transaction involves the issuance of Class A common stock or Class B common stock or securities convertible into either, or any combination of the three, and if the aggregate number of shares of common stock so to be issued together with the common stock which could be issued upon conversion of such securities approximates (in the reasonable judgment of the Board of Directors) 20% of the aggregate number of shares of Class A common stock and Class B common stock outstanding immediately prior to such transaction; or

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    If the transaction involves issuance of Class A common stock or Class B common stock and any additional consideration, and if the value of the aggregate consideration so to be issued (including the value of any common stock which may be issuable in the future in accordance with the terms of the transaction) has in the reasonable judgment of the Board of Directors a combined fair value of approximately 20% or more of the aggregate market value of shares of Class A common stock and Class B common stock outstanding immediately prior to such transaction; and

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  any proposal submitted to a vote of stockholders in connection with the ratification of the selection of our auditors.

        Pursuant to our certificate of incorporation, except as described above and as otherwise required by the laws of the State of New York, the entire voting power is vested solely and exclusively in the holders of our Class B common stock, the holders of Class B common stock being entitled to one vote for each share thereof held upon all matters requiring a vote of stockholders, and the holders of the Class A common stock shall have no voting power, and shall not have the right to participate in any meeting of stockholders or to have notice thereof.

        Each share of Class B common stock may at any time be converted, at the option of the holder, into one fully paid and non-assessable (except to the extent provided in section 630 of the New York Business Corporation Law) share of Class A common stock. When shares of Class B common stock have been converted, under the terms of our certificate of incorporation, they are cancelled and not reissued.

Description of Preferred Stock

        The following description of our preferred stock will apply generally to any future preferred stock that we may offer, but is not complete. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement.

        Our authorized preferred stock consists of 200,000 shares of preferred stock, par value $1.00 per share, in one or more series and with rights, preferences, limitations or restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, that may be fixed or designated by our Board of Directors pursuant to the certificate of incorporation and the provisions set forth in the law of the State of New York.

        The designations, relative rights, preferences and limitations of the preferred stock of each series will be fixed by our Board of Directors and stated in resolutions adopted by our Board of Directors relating to such series as follows:

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  the number of shares to constitute the series and the distinctive designation thereof;

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  the dividend rate or rates to which the shares of the series shall be entitled and whether dividends shall be cumulative and, if so, the date from which dividends shall accumulate, and the quarterly dates on which dividends, if declared, shall be payable;

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  whether the shares of the series are redeemable, the limitations and restrictions in respect of such redemptions, the manner of selecting shares of the series for redemption if less than all shares are to be redeemed, and the amount per share, including the premium if any, which the holders of shares of the series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different in respect of shares redeemed through the operation of any retirement or sinking fund and in respect of shares otherwise redeemed;

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  whether the holders of shares of the series are entitled to receive, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, an amount equal to the dividends accumulated and unpaid thereon, whether or not earned or declared, but without interest;

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  whether the shares of the series are subject to the operation of a purchase, retirement or sinking fund and, if so, whether the fund is cumulative or noncumulative, the extent to and the manner in which the fund shall be applied to the purchase or redemption of the shares of the series for retirement or to other corporate purposes, and the terms and provisions in respect of the operation thereof;

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  whether the shares of the series are convertible into, or exchangeable for, shares of stock of any other class or series thereof or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

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  the voting powers, if any, of the shares of the series in addition to the voting powers provided by law; and

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  any other rights, preferences, limitations or restrictions not inconsistent with law or the provisions of our certificate of incorporation.

        Holders of preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue.

        In the event of any voluntary liquidation, dissolution or winding up of our affairs, the holders of any series of preferred stock shall be entitled to receive in full out of our assets, including our capital, before any amount shall be paid or distributed among the holders of the common stock or any other shares ranking junior to such series, the amounts fixed by the Board of Directors with respect to such series and set forth in the applicable prospectus supplement. After payment to the holders of the preferred stock of the full preferential amounts to which they are entitled, the holders of preferred stock, as such, shall have no right or claim to any of our remaining assets.

        If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective numbers of shares.

DESCRIPTION OF DEBT SECURITIES

        Please note that in this section, references to "we", "us", "ours" or "our" refer only to The New York Times Company and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own debt securities registered in their own names on the books maintained by us or the trustee for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in our debt securities should read the section below entitled "Global Securities".

General

        The debt securities offered by this prospectus will be our senior obligations and will rank equally with all of our other senior indebtedness. The debt securities will be issued under an indenture dated as of March 29, 1995 between us and The Bank of New York Mellon (as successor to Chemical Bank), as trustee, as supplemented by indenture supplements dated as of August 21, 1998 and July 26, 2002 and as further supplemented from time to time. A copy of the indenture and each supplement is filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. You can obtain a copy of the indenture and any indenture supplements by following the directions outlined in "Where You Can Find More Information", or by contacting the indenture trustee, The Bank of New York Mellon.

        The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms which will be disclosed in an accompanying prospectus supplement for a particular series. You should read the more detailed provisions of the indenture, including the defined terms. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the indenture. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

        The indenture provides that our senior debt securities may be issued in one or more series without limitation as to aggregate principal amount and with terms not inconsistent with the indenture, in each case, as we authorize from time to time. (Section 301)

Types of Debt Securities

        We may issue fixed rate, floating rate or indexed debt securities.

  Fixed rate debt securities

        Fixed rate debt securities will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. Federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.

  Floating rate debt securities

        A floating rate debt security will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable supplement.

        Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

        For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

  Indexed debt securities

        A debt security of this type provides that the principal amount payable at its maturity and the amount of interest payable on an interest payment date will be determined by reference to:

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  securities of one or more issuers;

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  one or more currencies;

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  one or more commodities;

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  any other financial, economic or other measure or instrument, including the occurrence or nonoccurrence of any event or circumstance; or

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  one or more indices or baskets of the items described above.

        If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

        An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder's option.

        If you purchase an indexed debt security, the applicable prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so.

        Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate and its calculation of the amount of interest for any interest period will be final and binding in the absence of manifest error.

        All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

        In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement applicable to such floating rate debt security. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

  Original issue discount debt securities

        A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity.

Form, Exchange and Transfer of Debt Securities

        Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be issued:

  •
  only in fully registered form; and

  •
  in denominations of $1,000 and integral multiples of $1,000. (Section 302)

        Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed. (Section 305)

        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities. (Section 305)

        If a debt security is issued as a global debt security, only the depositary—e.g., The Depository Trust Company, Euroclear and Clearstream—will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. See "Global Securities" below for additional information.

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise or exchange will be described in the applicable prospectus supplement.

        If the debt securities of any series are to be redeemed in part, we will not be required to issue, register the transfer of or exchange any debt security of that series during a period beginning 15 days before the day of mailing of a notice of redemption and ending on the day of that mailing, or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of that security being particularly redeemed. (Section 305)

Global Securities

        Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the debt securities it represents. Each global security will be registered in the name of a depositary or its nominee, will be deposited with that depositary or nominee and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters that may be provided for pursuant to the indenture.

        No global security may be exchanged in whole or in part for securities registered, and no transfer of a global security, in whole or in part, may be registered in the name of any person other than the depositary for that global security or any nominee of that depositary unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary for that global security or has ceased to be qualified to act as depositary as required by the indenture;

  •
  there shall have occurred and be continuing an event of default with respect to the debt securities represented by that global security; or

  •
  there shall exist circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.

        All securities issued in exchange for a global security or any portion of global securities will be registered in the names that the depositary requests. (Sections 204 and 305)

        As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the securities represented by the global security for all purposes under the securities and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have the global security or any securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificates securities in exchange for their beneficial interest and will not be considered to be the owners or holders of the global security or any securities represented by the global security for any purpose under the securities or the indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee as the holder of the global securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions, referred to as participants, that have accounts with the depositary or its nominee participants and to persons that may hold beneficial interests through participants. In connection with the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, with respect to participants' interests, or by a participant, with respect to interests of persons held by that participant on their behalf. Payments, transfers, exchanges and others matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time.

        None of us, The Bank of New York Mellon as trustee, or any agent of ours or of The Bank of New York Mellon will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Information in the Prospectus Supplement

        The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

  •
  the title of the series;

  •
  the aggregate principal amount offered and any limit on the total principal amount offered of the same series:

  •
  if applicable, the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

  •
  the maturity date or dates;

  •
  whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

  •
  if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

  •
  if the debt security is an original issue discount debt security, the yield to maturity;

  •
  if the debt securities are floating rate debt securities, the interest rate basis, any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

  •
  if other than in U.S. dollars, the currency, currencies or currency unit in which payments will be made;

  •
  any provisions for the payment of additional amounts for taxes;

  •
  the denominations in which the currency, currencies or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

  •
  the terms and conditions on which the debt securities may be redeemed at our option;

  •
  any obligation of ours to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event, and the terms and conditions of redemption, purchase or repayment;

  •
  the person to whom any interest on any debt security of the series is payable, if other than the person in whose name the debt securities are registered at the close of business on the regular record date;

  •
  the regular record date for any interest payable on any interest payment date;

  •
  the place or places where the principal of, premium, if any, and interest on the debt security will be payable;

  •
  any index or formula used to determine the amount of payments of principal, if any, and any premium and interest on the debt security;

  •
  if the debt security is an indexed debt security, the principal amount, if any, that we will pay you at maturity, the amount of interest, if any, that we will pay on an interest payment date or the formula that we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for, or payable in, cash, securities or other property;

  •
  if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt security;

  •
  if the principal amount of the debt security which will be payable at the maturity of the debt security will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt security;

  •
  the applicability of any provisions described under "—Defeasance and Discharge";

  •
  any additional covenants applicable to the debt securities:

  •
  the depositary for the debt security, if other than The Depository Trust Company, and any circumstances under which the holder may request securities in nonglobal form;

  •
  the applicability of any provisions described under "—Default, Remedies and Waiver of Default";

  •
  any covenants applicable to the debt securities;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security; and

  •
  any other terms of the debt security, which could be different from those described in this prospectus.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security will be made to the person in whose name such debt security is registered at the close of business on the record date for that payment of interest. (Section 307)

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the principal corporate trust office of The Bank of New York Mellon in New York City, except, that at our option, payment of any interest may be made by check mailed to the address of the person entitled to the payment which appears in the security register. We may designate additional paying agents or rescind the designation of any paying agent at any time, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 1002)

        All moneys paid by us to The Bank of New York Mellon or any other paying agent for the payment of the principal of, or any premium or interest on, any debt security which moneys remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us. The holder of the debt security thereafter may, as an unsecured creditor, look only to us for payment of the unclaimed funds, and all liability of The Bank of New York Mellon or any other paying agent with respect to the unclaimed funds will cease upon payment of the unclaimed funds. (Section 1003)

Covenants

        We make certain promises, or covenants, for the benefit of the holders of the debt securities issued under the indenture. The covenants applicable to a particular series of such debt securities will be set forth in the applicable prospectus supplement relating thereto.

Mergers and Sales of Assets

        The indenture provides that we will not merge or consolidate with or into another person or transfer or lease our assets substantially as an entirety to another person, and another person may not merge or consolidate with or into us or transfer or lease its assets substantially as an entirety to us unless:

  •
  either we are the continuing company, or the successor company, if other than us, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture;

  •
  immediately after giving effect to the transaction, there would not be any default in the performance of any covenant or condition of the indenture; and

  •
  if, as a result of the transaction, property of ours would become subject to a lien, as defined above, that would not be permitted under a covenant regarding limitation on liens as described in the applicable prospectus supplement, we would be required to secure the debt securities equally and ratably with the indebtedness secured by the lien. (Section 801)

Modification of the Indentures and Waiver of Covenants

        There are different types of changes that we can make to the indenture and the debt securities of any series under that indenture.

  Changes of the Indenture Requiring Each Holder's Approval

        There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of those types of changes:

  •
  changing the stated maturity for any principal or interest payment on a debt security;

  •
  reducing the principal amount or the interest rate or the premium payable on any debt security;

  •
  reducing the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

  •
  changing the currency of any payment on a debt security;

  •
  changing the place of payment on a debt security;

  •
  impairing a holder's right to sue for payment of any amount due on its debt security;

  •
  reducing the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

  •
  reducing the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or waiving defaults; and

  •
  changing the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or adding to the provisions that cannot be changed or waived without approval of the holder of each affected debt security. (Section 902)

  Changes of the Indenture Not Requiring Approval

        Another type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the indenture after the changes take effect. (Section 901)

        We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. (Section 901)

  Changes of the Indenture Requiring Majority Approval

        Any other change to the indenture and the debt securities issued under the indenture would require the following approval:

  •
  If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

  •
  If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

        In each case, the required approval must be given by written consent.

        The same majority approval would be required for us to obtain a waiver of any of our covenants. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "—Changes of the Indenture Requiring Each Holder's Approval", unless that holder approves the waiver. Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver. (Section 1010)

Special Rules for Action by Holders

        When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

  Only Outstanding Debt Securities Are Eligible

        Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. We will also count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding":

  •
  if it has been surrendered for cancellation or cancelled;

  •
  if we have deposited or set aside, in trust for its holder, money for its payment or redemption and have duly given notice of its redemption, if appropriate;

  •
  if we have fully defeased it as described below under "Defeasance and Discharge—Full Defeasance";

  •
  if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

  •
  if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture. (Section 101)

  Eligible Principal Amount of Some Debt Securities

        In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

  •
  For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default.

  •
  For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date.

  •
  For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

  Determining Record Dates for Action by Holders

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities. (Section 104)

Default, Remedies and Waiver of Default

        You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

  Events of Default

        Unless the applicable prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

  •
  We do not pay interest on any debt security of that series within 30 days after the due date;

  •
  We do not pay the principal or any premium of any debt security of that series on the due date;

  •
  We do not deposit a sinking fund payment with regard to any debt security of that series on the due date but only if the payment is required under the applicable prospectus supplement;

  •
  We remain in breach of any covenant we make for the benefit of the relevant series for 90 days after we receive a written notice of default, stating that we are in breach and requiring us to remedy the breach, from the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

  •
  We file for bankruptcy, or other events of bankruptcy, insolvency or reorganization relating to us occur; or

  •
  If the prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

  Remedies if an Event of Default Occurs

        If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically due and payable, without any action by the trustee or any holder. (Section 502)

        Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series provided we have done the following:

        We have paid or deposited with the trustee an amount sufficient to pay the following:

  •
  all overdue interest on all the securities of that series;

  •
  any principal or premium on the securities of that series that have become due (other than by the acceleration); and

  •
  any interest on the overdue principal or premium payments at the rate provided for that series; and

  •
  all events of default, other than the failure to pay accelerated principal or other amounts, have been cured or waived. (Section 502)

        If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

        Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

  •
  The holder of your debt security must give the trustee written notice of a continuing event of default;

  •
  The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other

  •
  holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

  •
  The trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request. (Section 507)

        You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

  Waiver of Default

        The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security. (Section 513)

  We Will Give the Trustee Information About Defaults Annually

        We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities issued under it, or else specifying any default under the indenture. (Section 1004)

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described under "Global Securities."

Defeasance and Discharge

        The provisions for full defeasance and covenant defeasance described below apply to each debt security if so indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

  Full Defeasance

        If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

  •
  We must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government notes or bonds or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

  •
  No event of default under the indenture may have occurred and be continuing, and no event of default described in the fifth bullet point under "Default, Remedies and Waiver of Default—Events of Default" may have occurred and be continuing at any time during the 90 days following the deposit in trust;

  •
  There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

  •
  We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

        If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.

  Covenant Defeasance

        Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the provisions relating to your debt security listed in the bullets below and any restrictive covenants that may be described in the applicable prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants.

        If we accomplish covenant defeasance with regard to your debt security, the following provisions, of the indenture and your debt security would no longer apply:

  •
  the requirement to secure the debt securities equally and ratably in the event that property of ours becomes subject to a lien as described in the third bullet under "Mergers and Sales of Assets"; and

  •
  the events of default resulting from a breach of covenants, described in the fourth bullet point under "Default, Remedies and Waiver of Default—Events of Default".

        If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Foreign Currency Debt Securities

        Debt securities of a series may be denominated in such foreign currencies or currency units as we may designate at the time of offering. Unless otherwise indicated in an applicable prospectus supplement, a foreign currency-denominated debt security will not be sold in, or to a resident of, the country of the specified currency in which such debt security is denominated. Prospective purchasers of foreign currency-denominated debt securities should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a foreign currency-denominated debt security or the receipt of payments of principal of, and any premium and interest on, a foreign currency-denominated debt security in a specified currency.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Governing Law

        Unless otherwise stated in the prospectus supplement applicable to a particular series of debt securities, the debt securities and the indenture will be governed by New York law.

Concerning the Trustee under the Indenture

        We have and may continue to have banking and other business relationships with The Bank of New York Mellon, or any subsequent trustee, in the ordinary course of business.

DESCRIPTION OF WARRANTS

        This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

        We may issue warrants for the purchase of our debt securities, Class A common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

  •
  the offering price;

  •
  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

  •
  the number of warrants offered;

  •
  the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

  •
  the exercise price and the amount of securities you will receive upon exercise;

  •
  the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  the date on and after which the warrants and the related securities will be separately transferable;

  •
  the certain U.S. federal income tax consequences;

  •
  the name of the warrant agent; and

  •
  any other material terms of the warrants.

        After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the "bank depositary." Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. If any particular terms of the depositary agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if:

  •
  all outstanding depositary shares have been redeemed or

  •
  there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

        Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of Class A common stock or preferred stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Certain United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the offered securities to one or more underwriters for public offering and sale by them or may sell the offered securities to investors directly or through agents, which agents may be affiliated with us. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly or through agents and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

        Under this prospectus we may also offer shares of our Class A common stock, warrants to purchase shares of our Class A common stock, or any other securities convertible into or carrying rights or options to purchase shares of our Class A common stock, directly to holders of our Class B common stock in satisfaction of preemptive rights provided to the holders of Class B common stock under the terms of our certificate of incorporation and the New York Business Corporation Law upon certain offers and sales of securities by us under this prospectus or otherwise. The terms and conditions of any such offer will be set out in a prospectus supplement.

        The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale, such as an "at the market offering," or at negotiated prices, any of which may represent a discount from the prevailing market price. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the offered securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of offered securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act and to reimbursement for certain expenses. Any such indemnification agreements will be described in the applicable prospectus supplement.

        If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of offered securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval.

        Contracts will not be subject to any conditions except the purchase by an institution of the offered securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the offered securities less the principal amount of the securities covered by contracts. Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

        Morgan, Lewis & Bockius LLP has rendered an opinion to us regarding the validity of the securities to be offered by this prospectus.

EXPERTS

        The consolidated financial statements of The New York Times Company as of December 30, 2007 and for the year then ended appearing in The New York Times Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2007 (including the schedule for the year ended December 30, 2007 appearing therein), and the effectiveness of The New York Times Company's internal control over financial reporting as of December 30, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon the reports given upon the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements as of December 31, 2006 and for each of the two years in the period ended December 31, 2006 and the related financial statement schedule for the years ended December 31, 2006 and December 25, 2005, incorporated in this prospectus by reference from The New York Times Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other expenses of issuance and distribution.

        The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by The New York Times Company (the "Registrant") in connection with the distribution of debt securities registered under this registration statement.

SEC registration fee	$	*
Accounting fees and expenses		**
Trustees' fees and expenses		**
Legal fees and expenses		**
Printing and engraving fees		**
Miscellaneous		**

Total	$	**

*
Excluded because the SEC registration fee is being deferred pursuant to Rules 456(b) and 457(r).

**
An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of directors and officers.

        Pursuant to the New York Business Corporation Law, the Registrant has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations in connection with services performed in good faith for the Registrant.

        Pursuant to Article Ninth of its amended and restated certificate of incorporation, no director of the Registrant shall be personally liable to the Registrant or its stockholders for damages for any breach of duty as a director; provided that Article Ninth shall neither eliminate nor limit liability: (a) if a judgment or other final adjudication adverse to such director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts of misconduct violated Section 719 of the New York Business Corporation Law; or (b) for any act or omission prior to the effectiveness of Article Ninth. Any repeal of or modification to the provisions of Article Ninth shall not adversely affect any right or protection of a director of the Registrant existing pursuant to Article Ninth immediately prior to such repeal or modification.

        Under the Registrant's by-laws, any person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he or she or his or her testator or intestate is or was a director or officer of the Registrant, or served any other corporation or entity of any type or kind, domestic or foreign, in any capacity, at the request of the Registrant, shall be indemnified against judgments, fines, amounts paid in settlement, taxes or penalties and expenses, including attorneys' fees, to the full extent permitted by law; provided that no indemnification may be made in any case if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

        The Registrant's by-laws provide that such right to indemnification is not intended to limit any right to indemnification to which any officer or director would be entitled by law in the absence of such by-law provision, nor shall it be deemed exclusive of any other rights such a person may have under law, any provision of its certificate of incorporation or by-laws, any agreement approved by the Registrant's board of directors, or a resolution of stockholders or directors.

        The Registrant maintains directors' and officers' liability insurance which insures against liabilities that directors, or officers of the Registrant may incur in such capacities.

Item 16.    Exhibits.

        Reference is made to the Exhibit Index included herewith which is incorporated by reference.

Item 17.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

          (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

        The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (A)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (B)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (C)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (D)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on December 29, 2008.

THE NEW YORK TIMES COMPANY
By:	/s/ KENNETH A. RICHIERI Kenneth A. Richieri Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Kenneth A. Richieri and James M. Follo, and each acting alone, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or posteffective, and any other registration statement for the same offering filed under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ARTHUR SULZBERGER, JR. Arthur Sulzberger, Jr.	Chairman and Director	December 29, 2008
/s/ JANET L. ROBINSON Janet L. Robinson	Chief Executive Officer, President and Director (principal executive officer)	December 29, 2008
/s/ JAMES M. FOLLO James M. Follo	Senior Vice President and Chief Financial Officer (principal financial officer)	December 29, 2008
/s/ R. ANTHONY BENTEN R. Anthony Benten	Senior Vice President, Finance and Corporate Controller (principal accounting officer)	December 29, 2008

Signature	Title	Date

/s/ MICHAEL GOLDEN Michael Golden	Vice Chairman and Director	December 29, 2008
/s/ RAUL E. CESAN Raul E. Cesan	Director	December 29, 2008
/s/ DANIEL H. COHEN Daniel H. Cohen	Director	December 29, 2008
/s/ ROBERT E. DENHAM Robert E. Denham	Director	December 29, 2008
/s/ LYNN G. DOLNICK Lynn G. Dolnick	Director	December 29, 2008
/s/ SCOTT GALLOWAY Scott Galloway	Director	December 29, 2008
/s/ WILLIAM E. KENNARD William E. Kennard	Director	December 29, 2008
/s/ JAMES A. KOHLBERG James A. Kohlberg	Director	December 29, 2008
/s/ DAWN G. LEPORE Dawn G. Lepore	Director	December 29, 2008
/s/ DAVID E. LIDDLE David E. Liddle	Director	December 29, 2008
/s/ ELLEN R. MARRAM Ellen R. Marram	Director	December 29, 2008
/s/ THOMAS MIDDELHOFF Thomas Middelhoff	Director	December 29, 2008
/s/ DOREEN A. TOBEN Doreen A. Toben	Director	December 29, 2008

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement for Debt Securities*
1.2	Form of Underwriting Agreement for Equity Securities*
1.3	Form of Placement Agency Agreement*
1.4	Form of Underwriting Agreement for Warrants*
1.5	Form of Underwriting Agreement for Preferred Stock and Depositary Shares*
3.1	Certificate of Incorporation, as amended and restated (filed as an exhibit to the Registrant's Form 10-Q dated August 9, 2007, and incorporated by reference herein)
3.2	By-Laws, as amended and restated (filed as an exhibit to the Registrant's Form 10-Q dated August 9, 2007, and incorporated by reference herein)
4.1	Indenture, dated March 29, 1995, between The New York Times Company and The Bank of New York Mellon (as successor to Chemical Bank), as trustee (filed as an exhibit to the Registrant's registration statement on Form S-3 File No. 33-57403, and incorporated by reference herein)
4.2	First Supplemental Indenture, dated August 21, 1998 between The New York Times Company and The Bank of New York Mellon (as successor to The Chase Manhattan Bank (formerly known as Chemical Bank)), as trustee (filed as an exhibit to the Registrant's registration statement on Form S-3 File No. 333-62023, and incorporated by reference herein)
4.3	Second Supplemental Indenture, dated July 26, 2002, between The New York Times Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank (formerly known as Chemical Bank and The Chase Manhattan Bank)), as trustee (filed as an exhibit to the Registrant's registration statement on Form S-3 File No. 333-97199, and incorporated by reference herein)
4.4	Form of notes related to the debt securities (included in Exhibit 4.1 hereto)
4.5	Form of Warrant Agreement*
4.6	Form of Common Stock Certificate*
4.7	Form of Preferred Stock Certificate*
4.8	Form of Warrant Certificate*
4.9	Form of Depositary Agreement, including form of depositary receipt*
5	Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered
12	Statement regarding computation of ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends (filed as an exhibit to the Registrant's quarterly report on Form 10-Q for the quarter ended September 28, 2008, and incorporated by reference herein)
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.3	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5)
24	Powers of Attorney (included on the signature page of this registration statement)
25	Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee in respect of the Indenture

*
To be filed by amendment.